EXHIBIT 7
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
Legal Title of Bank:         Bank One, NA                 Call Date:  09/30/01  ST-BK:  17-1630 FFIEC 031
Address:                     1 Bank One Plaza, Ste 0303   Page RC-1
City, State  Zip:            Chicago, IL  60670
FDIC Certificate No.:        0/3/6/1/8
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CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

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

                                                                          DOLLAR AMOUNTS IN THOUSANDS   C400
                                                                          RCFD            BIL MIL THOU

ASSETS
 1.     Cash and balances due from depository institutions (from Schedule
    RC-A):                                                              RCFD
                                                                        ----
    a. Noninterest-bearing balances and currency and coin(1)                0081        9,040,454      1.a
    b. Interest-bearing balances(2).........                                0071        3,225,011      1.b
 2.     Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)            1754                0      2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).......  1773       26,051,358      2.b
 3.     Federal funds sold and securities purchased under agreements to
    resell                                                                  1350       15,887,885      3.
 4.     Loans and lease financing receivables (from Schedule RC-C):
    A. LOANS AND LEASES HELD FOR SALE.....................................  5369           58,099..... 4.a
    B. LOANS AND LEASES, NET OF UNEARNED INCOME                             B528       75,557,555      4.b
    c. LESS: Allowance for loan and lease losses                            3128        1,923,743......4.c
    d. LOANS AND LEASES, NET OF UNEARNED INCOME AND ALLOWANCE
       (ITEM 4.B MINUS 4.C).................                                B529       73,633,812      4.d
 5.     Trading assets (from Schedule RD-D).                                3545        3,524,714......5.
 6.     Premises and fixed assets (including capitalized leases)            2145          740,933      6.
 7.     Other real estate owned (from Schedule RC-M)                        2150           22,915......7.
 8.     Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..........                                2130          285,197      8.
 9.     Customers' liability to this bank on acceptances outstanding        2155          243,580      9.
10.     Intangible assets.................................
        A.  GOODWILL  ......................                                3163          439,820     10.a
        B.  OTHER INTANGIBLE ASSETS (FROM SCHEDULE RC-M)....................0426            3,639     10.b
11.     Other assets (from Schedule RC-F)...                                2160        5,071,042     11.
12.     Total assets (sum of items 1 through 11)                            2170      138,028,439     12.





(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
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
Legal Title of Bank:         Bank One, NA                         Call Date:     09/30/01    ST-BK:17-1630 FFIEC 031
Address:                     1 Bank One Plaza, Ste 0303           Page RC-2
City, State  Zip:            Chicago, IL  60670
FDIC Certificate No.:        0/3/6/1/8
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

SCHEDULE RC-CONTINUED
                                                                  DOLLAR AMOUNTS IN THOUSANDS
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                           RCON
                                                                                       ----
       from Schedule RC-E, part 1)..........                                    2200    57,316,170     13.a
       (1) Noninterest-bearing(1)...........                                    6631    21,150,597     13.a1
(2)     Interest-bearing....................                                    6636    36,165,573     13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                        RCFN
                                                                                       ----
       IBFs (from Schedule RC-E, part II)                                       2200    30,703,173     13.b
       (1) Noninterest bearing..............                                    6631       653,653     13.b1
       (2) Interest-bearing.................                                    6636    30,049,520     13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                         RCFD 2800     9,137.388     14
15. Trading liabilities (from Schedule RC-D............................    RCFD 3548     3,448,773     15
16.     OTHER BORROWED MONEY (INCLUDES MORTGAGE INDEBTEDNESS AND
    AND OBLIGATIONS UNDER CAPITALIZED LEASES)(FROM SCHEDULE RC-M           RCFD 3190    19,134,624     16
17. Not applicable
18. Bank's liability on acceptance executed and outstanding                     2920       243,580    18.
19. Subordinated notes and debentures.......                                    3200     3,884,517    19.
20. Other liabilities (from Schedule RC-G)..                                    2930     5,177,938    20.
21. Total liabilities (sum of items 13 through 20)                              2948   129,046,163    21.
22. MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES......................        3000          2620    22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                               3838             0    23.
24. Common stock............................                                    3230       200,858    24.
25. Surplus (exclude all surplus related to preferred stock)                    3839     5,509,013    25.
26. a. Retained earnings     ...............                                    3632     2,979,112    26.a
     B. ACCUMULATED OTHER COMPREHENSIVE INCOME (3)..................            B530       290,673    26.b
27. OTHER EQUITY CAPITAL COMPONENTS (4).....                                    A130             0       27.
28. Total equity capital (sum of items 23 through 27)                           3210     8,979,656    28.
29. Total liabilities, minority interest, and equity capital
    (sum of items 21, 22, and 28)...........                                    3300   138,028,439    29.

Memorandum

To be reported only with the March Report of Condition.

1.   Indicate  in the box at the right the  number of the  STATEMENT  below that best describes the most comprehensive  level of auditing work performed for the bank by independent  external auditors as of any date during 1996 . . .
     . . . . . . . . . . . . . . . . . . . . . . . .                       RCFD 6724            2       M.1
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1    =  Independent  audit of the bank  conducted in accordance  with  generally accepted  auditing  standards by a certified  public  accounting firm which submits a report on the bank e authority)


2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
        (but not on the bank separately)

3    = DIRECTORS' EXAMINATION OF THE BANK CONDUCTED IN ACCORDANCE WITH GENERALLY
     ACCEPTED  AUDITING  STANDARDS BY A CERTIFIED PUBLIC ACCOUNTING FIRM (MAY BE
     REQUIRED BY STATE CHARTERING AUTHORITY)

4.   =   Directors'examination   of  the  bank   performed  by  other   external
     auditors(may be required by state chartering authority)

5    = Review of the bank's financial statements by external

6    = Compilation of the bank's financial statements by external auditors

7    = Other audit procedures (excluding tax preparation work)

8    = No external audit work






(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)  Includes limited-life preferred stock and related surplus.

(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(4)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.

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